EXHIBIT 32.1


      Certification of Chief Executive Officer and Chief Financial Officer
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                 Pursuant to 18 U.S.C. Section 1350, as Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


I, Dan L. Jonson, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Solution Technology International, Inc. for the quarter ended June 30, 2006 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Solution Technology International, Inc. for the periods covered by the Form 10-Q.


Dated:  August 21, 2006


By:      /s/ Dan L. Jonson
         Dan L. Jonson, Chief Executive Officer


I, Michael Pollack, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Solution Technology International, Inc. for the quarter ended June 30, 2006 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Solution Technology International, Inc. for the periods covered by the Form 10-Q.


Dated: August 21, 2006


By:      /s/ Michael Pollack
         Michael Pollack, Chief Financial Officer